UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 14, 2012

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 14, 2012, the Company sold an additional $50 million principal amount of its 4.75% Senior Notes due 2017, bringing the total outstanding principal amount to $400 million. The sale was made to a single initial purchaser for resale in accordance with Rule 144A under the Securities Act of 1933, as amended.

Separately, a total of $204,721,000 principal amount of the Company’s 5.95% Senior Notes due 2013 (“5.95% Senior Notes”) were validly tendered in response to the Company’s tender offer and not withdrawn before the tender offer expired at 8:00 a.m. on August 14, 2012. All but $5,000 principal amount of the 5.95% Senior Notes were tendered during the early tender period that ended on July 30, 2012, and were purchased on July 31, 2012 for 103% of their principal amount plus accrued but unpaid interest to, but not including, the early tender purchase date. The $5,000 principal amount that were tendered after July 30, 2012 are being purchased for 102% of their principal amount, plus accrued but unpaid interest to, but not including, August 14, 2012. Approximately $63 million principal amount of 5.95% Senior Notes are still outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on August 14, 2012 regarding final results of tender offer for the 5.95% Senior Notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on August 14, 2012 regarding final results of tender offer for the 5.95% Senior Notes due 2013.